Exhibit 99.1

GIBRALTAR INDUSTRIES, INC. STOCK

OWNERSHIP POLICY

PURPOSE

The Board of Directors of Gibraltar Industries, Inc. (the “Company”) has determined that it is desirable for the directors and executive officers of the Company (the “D&Os” or “D&O” in the singular) to own shares of the Company’s common stock in amounts which instill in such D&Os a meaningful economic interest in the future performance of the Company. The guidelines set forth below are designed to ensure all directors have an appropriate level of ownership in the Company.

Additionally, the Board believes that requiring the Company’s executives to obtain a meaningful economic interest in the future performance of the Company creates an incentive for such officers to develop and implement policies and strategies which will improve the long term value of the Company’s common stock and aligns the interests of the Company’s management team with the interests of the Company’s stockholders.

POLICY

Each D&O who holds any of the offices of the Company identified below shall be required to acquire, within the time period described below, and hold throughout such director’s tenure as a member of the Board of Directors or executive officer’s employment with the Company, shares of the Company’s common stock or other permitted equity interests having a value equal to the percentage of such director’s annual cash retainer or each officer’s base salary represented in the following table:

Office	Percentage of Retainer or Base Salary to be Owned and Held
Director	350%
Chief Executive Officer	300%
President	200%
Chief Financial Officer	100%
Senior Vice President	100%
Vice President	50%

COMMON STOCK AND PERMITTED EQUITY INTERESTS

The determination of whether or not a D&O has acquired the necessary level of ownership of the Company’s common stock or other permitted equity interests shall be made based on (a) all shares of the Company’s common stock which are owned by the D&O, including shares of the Company’s common stock which are owned or held by the spouse and/or minor children of the D&O and shares of common stock which are awarded as restricted stock; (b) all shares of the Company’s common stock which are issuable upon the exercise of all stock options held by the D&O (whether incentive stock options or non-qualified stock options); (c) all shares of the Company’s common stock which are issuable at target in connection with all units which have been awarded to the D&O under the terms of the Company’s Equity Incentive Plan, whether such units are restricted stock units, performance units or otherwise, but only to the extent that such units are settled by the distribution of shares of the Company’s common stock; and (d) all shares of the Company’s common stock which are allocated to the D&O under the Gibraltar 401(k) Plan (all such shares of the Company’s common stock being hereinafter the “Included Shares”).

For purposes of the foregoing, the Included Shares shall be included in determining whether the D&O has achieved the necessary level of ownership, whether or not the D&O has obtained a non-forfeitable (vested) interest in: (a) any shares of the Company’s common stock awarded as restricted stock; (b) any rights to acquire shares of the Company’s common stock pursuant to the exercise of stock options; or (c) any rights to issuance of shares of the Company’s common stock in connection with units allocated under the Company’s Equity Incentive Plan; or (d) any shares of the Company’s common stock allocated under the Gibraltar 401(k) Plan.

VALUATION

For purposes of determining whether a D&O has acquired the percentage of base salary required by this policy, the value of each share of the Company’s common stock included in the Included Shares shall be determined as follows:

(a) the value of the shares of the Company’s common stock held by the D&O (or their spouse and/or minor children), shall be determined based on the current Fair Market Value (as determined below) of the Company’s common stock;

(b) the value of a share of common stock which is issuable upon the exercise of any stock option shall be equal to the intrinsic value (the greater of (i) zero and (ii) the difference between the current Fair Market Value of a share of the Company’s common stock less the exercise price of the stock option);

(c) the value of any shares of the Company’s common stock issuable to the D&O pursuant to a unit allocated under the Company’s Equity Incentive Plan shall be equal to the current Market Value of a share of the Company’s common stock ; and

(d) the value of any share of common stock of the Company allocated to the D&O under the Gibraltar 401(k) Plan shall be equal to the current Fair Market Value of a share of the Company’s common stock.

For purposes of the foregoing, the current Fair Market Value of a share of the Company’s common stock shall be the closing price of one share of the Company’s common stock as reported by the NASDAQ National Market system on the date the determination of Fair Market Value is to be made.

TIME TO ACHIEVE GUIDELINES

The Chief Executive Officer and President shall have a period of five (5) years following his or her appointment. Each other D&O covered by this policy must attain the designated levels of ownership within such D&O’s first three (3) years of service. If an executive officer is promoted into a position with a higher required ownership, the executive officer shall have a period of three (3) years from the date of promotion to achieve the higher required ownership level. Except as provided below with respect to the exercise of stock options or the issuance of units, after any D&O achieves the designated level of ownership, such level of ownership shall be maintained throughout his/her employment with the Company.

D&Os are not permitted to sell or transfer any shares received from the Company’s Equity Incentive Plan until their guideline ownership levels have been met, except for the payment of applicable withholding taxes as described below.

The Company shall prepare a report on the level of ownership of Included Shares by the D&O to whom this policy applies on an annual basis and shall deliver such report to the Nominating and Corporate Governance Committee for review. The report shall indicate whether each D&O to whom this policy applies has achieved the required level of ownership of Included Shares and, if the time for the D&O to achieve the required level of ownership has not expired, the percentage of the required ownership level that has been achieved by the D&O together with a statement of the time remaining for the D&O to achieve the required level of ownership.

STOCK SALES, OPTION EXERCISE OR RESTRICTED STOCK UNIT EXERCISE

D&Os may sell shares of the Company’s common stock and/or exercise options or restricted stock units at any time (subject to applicable laws, regulations and pre-clearance from the applicable officer of the Company), provided that, except as provided below, such sales do not reduce their holdings below the ownership level required by this Policy.

Notwithstanding the foregoing, if a D&O is not issued the full number of shares of common stock of the Company which are issuable upon the exercise of any stock option or in connection with the vesting of any restricted stock or upon settlement of any award of units made to the D&O, and if the reason that the D&O has not been issued such full number of shares of common stock of the Company is that the shares of common stock of the Company have been withheld by the Company for the payment of applicable withholding taxes, the shares of the Company’s common stock withheld by the Company shall no longer be treated as though they are owned by the D&O. In the event that the withholding of shares of the Company’s common stock for the payment of applicable withholding taxes will reduce the number of shares of the Company’s common stock which are owned by the D&O below the percentage required by this Policy, the D&O shall have a period of three (3) years following such reduction to achieve the ownership level required by this Policy.

HARDSHIP PROVISON

The Nomination and Corporate Governance Committee will evaluate whether exceptions from the guidelines should be made in the case of any D&O who, due to his or her unique financial circumstances, would incur a hardship or be prevented from complying with a court order, e.g., as part of a divorce settlement, by complying with the Stock Ownership Policy.

Share prices of all public companies are subject to market volatility. The Board believes that it would be unfair to require a D&O to buy more shares simply because the Company’s stock price drops temporarily. In the event there is a decline in the Company’s stock price that causes a D&O’s holdings to fall below the applicable threshold, the D&O will not be required to purchase additional shares to meet the threshold, but such D&O shall not sell or transfer any shares, except for the payment of applicable withholding taxes on awards earned under the Company’s Equity Incentive Plan, the until the threshold has again been achieved.

REVIEW

These guidelines will be reviewed annually by the Board and will be amended and updated as needed.

AMENDMENT AND RESTATEMENT

This amended and restatement of the Stock Ownership Policy is effective February 19, 2014 and supersedes the Executive Stock Ownership Policy as in effect prior to such date.

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